Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Barclays Capital CEO Energy-Power Conference

LAFAYETTE, LA. September 1, 2015

Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the company’s Chairman, President and Chief Executive Officer, will be presenting at the Barclays Capital CEO Energy-Power Conference in New York at the Sheraton New York Times Square at 12:25 p.m. Eastern time on Wednesday, September 9, 2015. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.StoneEnergy.com. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.